Exhibit 32.2
CERTIFICATION

I, Robert G. Gargus, Chief Financial Officer of Applied Micro Circuits Corporation (the “Company”), hereby certify for the purposes of Section 1350 of chapter 63 of title 18 of the United States Code that, to the best of my knowledge:

1.
This Annual Report on Form 10-K for the fiscal year ended March 31, 2013 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ ROBERT G. GARGUS
Robert G. Gargus
Senior Vice President and Chief Financial Officer
Date: June 10, 2013